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                                                                    EXHIBIT 99.1

Lexington, MA (August 23, 1999) Photoelectron Corporation (PeC) (NASDAQ:PECX), developer of the Photon Radiosurgery System (PRS), a proprietary x-ray delivery system for tumor therapy, today announced a strategic alliance with Carl Zeiss (Oberkochen, Germany). Carl Zeiss will manage the sales and distribution of a range of PeC's products, including the PRS. In addition to sales and distribution, Carl Zeiss will also assist with service and support of PeC's products and participate in co-developments. The agreement is a worldwide arrangement, with the exception of Japan where PeC has an existing arrangement with Toshiba Medical Systems. The alliance with Carl Zeiss will give PeC access to a global sales force with an established record of sales of high technology equipment within the medical field.

Carl Zeiss is an international technology leader whose Medical Systems division specializes in high technology equipment such as surgical microscopes for various disciplines and its products include state-of-the-art image guided surgery equipment. The worldwide sales organization of the Carl Zeiss Group includes its headquarters in Oberkochen, Germany, as well as offices throughout the rest of Europe, North and South America, the Middle East and the Asia Pacific areas. Carl Zeiss' knowledge of these regional markets and technical issues associated with supporting surgical instruments will significantly enhance worldwide access to PeC products.

Integral to the new arrangement is a combined development strategy. Dr. Euan Thomson, President and COO of PeC commented, "This arrangement will greatly enhance our sales efforts but this is much more than a distribution agreement. The two companies have plans for system integration and a collaborative development program that will significantly advance our products". Initial collaborations will focus on linking PeC's miniature x-ray source with Carl Zeiss surgical microscope systems to provide surgeons throughout the world with the ability to remove tumors and deliver radiation therapy using an integrated surgical platform.

Dr. Michael Kaschke, Vice President and General Manager of the Surgical Products Division at Carl Zeiss commented, "This agreement will allow us to combine our surgical visualization technology with intraoperative radiotherapy. We believe that such an integrated solution will provide improved treatment of cancers and will thus result in substantial patient benefits. PeC's innovative technology will complement our microscope and image guided surgical product lines very well and matches extremely well with our concepts of providing solutions for minimally invasive surgery and therapy".




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In a second, simultaneous release, PeC announced that it had joined the Surgical
Navigation Network (SNN). SNN is a consortium of medical equipment industry leaders including, amongst others, Carl Zeiss Inc., Philips, Agfa IMPAX,
Aesculap and XLTEK. The member companies use shared open-standard, image-based software to support their products and have non-exclusive arrangements concerning sales.

Dr. Thomson added, "We are very excited by the tremendous opportunities that these strategic arrangements present to PeC. In Carl Zeiss, we now have the support of one of the medical equipment technology leaders and one of the most effective medical equipment sales organizations in the world. We can now launch a combined development program that will enable us to integrate the PRS with a range of surgical products, supported by many major medical equipment companies."

The outline structure for combined product development was in place prior to the agreement's being signed. The arrangements for sales and distribution will begin immediately, with the Carl Zeiss sales force supporting PeC's existing and future customers.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Any statements which are not historical facts contained in this release are forward looking statements that involve risk and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, the validity and enforceability of intellectual property rights, the outcome of government regulatory proceedings, competitive products, risks in product and technology development, the ability to complete transactions, and other risks identified in the Company's Securities and Exchange Commission filings.

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